Exhibit 99.1

RMS Medical Products Announces Record Quarterly Sales and Net Income

•	Net Sales for the quarter ended June 30, 2018 increased 17.6% over the same period last year

•	Net Income increased to $475,723 or 10.6% of Net Sales

•	Inaugural conference call August 7th at 9:00 AM ET

CHESTER, NY / August 6, 2018, Repro Med Systems, Inc. dba RMS Medical Products (OTCQX: REPR) today announced financial results for the second quarter ended June 30, 2018.

Net sales grew for the fifth consecutive quarter to $4.5 million, a 17.6% increase over the second quarter of 2017. The increase in net sales was driven by higher needle set sales, which we believe were bolstered by the FDA clearance on August 31, 2017, for the RMS “Integrated Catch-Up Freedom Syringe Driver Infusion System”. Net sales during the period included approximately $0.3 million of revenue related to one-time sales to support the clinical activities of various pharmaceutical companies.

Gross profit grew to $2.7 million, a 19.3% increase over the second quarter of 2017 and a gross margin improvement of 80 basis points. The increase in gross profit and margin is principally the result of higher net sales.

Net income for the period increased to a record $475,723, or 10.6% of net sales, which compares with $148,472 reported during the second quarter of 2017.  Higher net sales combined with improved gross profit on relatively flat operating expenses and a favorable tax rate change were principally responsible for the increase in profitability.

“Second quarter results were strong as RMS continues to grow market share within its core indications, as well as pursue new opportunities.” stated Dan Goldberger, Chairman and interim President and CEO. “As we undergo the next phase of RMS’s development, I want to assure all of our stakeholders that we will continue to pursue our mission to improve the quality of life of patients around the world through the design, development, and delivery of the highest quality innovative therapeutic solutions. Patient safety, product efficacy, respect for all of our stakeholders, customer service, and building shareholder value continue to be our highest priorities.”

On July 26, 2018, the Company announced that RMS Medical Products’ Board of Directors appointed Daniel Goldberger, Board Member, to the position of Chairman and interim President and Chief Executive Officer, replacing Andy Sealfon who will remain on the Board of Directors. Please reference the Company’s recent press release and filings for background information.

Conference Call

The Company will host a conference call to discuss the second quarter 2018 financial results and business developments on Tuesday, August 7, 2018, at 9:00 AM ET. Please refer to the information below for conference call dial-in information and webcast registration:

Conference date: August 7, 2018, 9:00 AM ET

Conference dial-in: 877-269-7756

International dial-in: 201-689-7817

Conference Call Name: RMS Medical Products (OTCQX: REPR) Second Quarter 2018 Results Call

Webcast Registration: Click Here

Following the live call, a replay will be available on the Company’s website, www.rmsmedicalproducts.com, under “Investor Relations” for a period of one year.

About RMS Medical Products

The Company develops, manufactures and commercializes medical products used for home infusions and suctioning. The FREEDOM Syringe Infusion System currently includes the FREEDOM60® and FreedomEdge® Syringe Infusion Drivers, RMS Precision Flow Rate Tubing™ and RMS HIgH-Flo Subcutaneous Safety Needle Sets™. These devices are used for infusions administered in professional healthcare settings as well as at home. The Company’s RES-Q-VAC® line of medical suctioning products is used by emergency medical service providers in addition to a variety of other healthcare providers. For more information about RMS Medical Products, please visit www.rmsmedicalproducts.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the term “believe” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s reports and registration statements filed with the Securities and Exchange Commission.  The results of operations for the periods presented herein are not necessarily indicative of the results to be expected in the future.

REPRO MED SYSTEMS, INC.

BALANCE SHEETS

	June 30,	December 31,
	2018	2017
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$3,421,186	$3,974,536
Certificate of deposit (restricted cash)	1,504,818	—
Certificates of deposit	159,462	263,269
Accounts receivable less allowance for doubtful accounts of $77,067 at June 30, 2018 and $77,067 at December 31, 2017	1,840,094	1,861,949
Inventory	1,718,294	1,658,681
Prepaid expenses	255,888	170,739
TOTAL CURRENT ASSETS	8,899,742	7,929,174
Property and equipment, net	795,484	836,283
Patents, net of accumulated amortization of $220,340 and $203,768 at June 30, 2018 and December 31, 2017, respectively	531,685	483,821
Other assets	31,582	31,582
TOTAL ASSETS	$10,258,493	$9,280,860

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Deferred capital gain - current	$15,003	$22,481
Accounts payable	711,947	454,398
Accrued expenses	539,473	658,060
Accrued payroll and related taxes	187,307	334,903
Accrued tax liability	91,488	115,854
TOTAL CURRENT LIABILITIES	1,545,218	1,585,696
Deferred capital gain – long term	—	3,762
Deferred tax liability	20,733	21,675
TOTAL LIABILITIES	1,565,951	1,611,133

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value; 75,000,000 shares authorized, 40,907,991 and 40,731,529 shares issued, 38,170,760 and 37,994,298 shares outstanding at June 30, 2018 and December 31, 2017, respectively	409,080	407,315
Additional paid-in capital	4,358,618	4,216,718
Retained earnings	4,269,048	3,389,898
	9,036,746	8,013,931
Less: Treasury stock, 2,737,231 shares at June 30, 2018 and December 31, 2017	(344,204)	(344,204)
TOTAL STOCKHOLDERS’ EQUITY	8,692,542	7,669,727
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,258,493	$9,280,860

REPRO MED SYSTEMS, INC.

STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

NET SALES	$4,502,326	$3,829,457	$8,535,550	$7,467,893
Cost of goods sold	1,762,742	1,532,158	3,330,142	3,068,639
Gross Profit	2,739,584	2,297,299	5,205,408	4,399,254

OPERATING EXPENSES
Selling, general and administrative	2,022,631	2,005,336	3,902,900	3,780,445
Research and development	23,963	24,840	33,811	70,746
Depreciation and amortization	75,978	76,781	150,556	151,662
Total Operating Expenses	2,122,572	2,106,957	4,087,267	4,002,853

Net Operating Profit	617,012	190,342	1,118,141	396,401

Non-Operating (Expense)/Income
(Loss)/Gain on currency exchange	(19,838)	34,670	(10,414)	51,744
Interest and other income	5,501	421	6,116	2,066
TOTAL OTHER (EXPENSE)/INCOME	(14,337)	35,091	(4,298)	53,810

PROFIT BEFORE TAXES	602,675	225,433	1,113,843	450,211

Income Tax Expense	(126,952)	(76,961)	(234,693)	(174,788)

NET INCOME	$475,723	$148,472	$879,150	$275,423

NET INCOME PER SHARE

Basic	$0.01	$—	$0.02	$0.01
Diluted	$0.01	$—	$0.02	$0.01

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

Basic	38,100,040	37,825,209	38,058,500	37,799,981
Diluted	38,872,998	37,899,619	38,815,301	37,866,730

REPRO MED SYSTEMS, INC.

STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Six Months Ended
	June 30,
	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$879,150	$275,423
Adjustments to reconcile net income to net cash provided by/(used in) operating activities:
Amortization of deferred compensation cost	—	7,000
Stock based compensation expense	94,170	41,479
Depreciation and amortization	150,556	151,662
Deferred capital gain - building lease	(11,240)	(11,240)
Deferred taxes	(941)	12,937
Provision for returns and doubtful accounts	—	(5,603)
Changes in operating assets and liabilities:
Decrease/(Increase) in accounts receivable	21,855	(597,699)
(Increase)/Decrease in inventory	(59,613)	94,177
(Increase)/Decrease in prepaid expense and other assets	(85,149)	33,174
Increase/(Decrease) in accounts payable	257,549	(492,919)
(Decrease)/Increase in accrued payroll and related taxes	(147,597)	71,113
Decrease in accrued expense	(118,587)	(12,207)
(Decrease)/Increase in accrued tax liability	(24,366)	161,851
NET CASH PROVIDED BY/(USED IN) OPERATING ACTIVITIES	955,787	(270,852)

CASH FLOWS FROM INVESTING ACTIVITIES
Payments for capital expenditures	(93,185)	(89,437)
Purchase of certificate of deposit (restricted cash)	(1,500,000)	—
Reinvested earnings on certificate of deposit (restricted cash)	(4,818)	—
Payments for patents	(64,436)	(53,346)
Proceeds/(reinvested earnings) from certificates of deposit	103,807	(1,196)
NET CASH USED IN INVESTING ACTIVITIES	(1,558,632)	(143,979)

CASH FLOWS FROM FINANCING ACTIVITIES
Stock issuances	51,250	—
Payment for cancelled shares	(1,755)	(19,360)
Purchase of treasury stock	—	(484)
NET CASH PROVIDED BY/(USED) IN FINANCING ACTIVITIES	49,495	(19,844)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(553,350)	(434,675)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	3,974,536	3,417,183
CASH AND CASH EQUIVALENTS, END OF PERIOD	$3,421,186	$2,982,508

Supplemental Information
Cash paid during the periods for:
Interest	$—	$—
Taxes	$260,000	$—

NON-CASH FINANCING AND INVESTING ACTIVITIES
Issuance of common stock as compensation	$67,500	$67,500

Contact

CG Capital

877.889.1972

investorrelations@cg.capital